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                                                                      Exhibit 16

                                 Hays & Company

July 31, 2000


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Re: Resources Accrued Mortgage Investors L.P. - Series 86

Ladies and Gentlemen:

We have read the statements that we understand Resources Accrued Mortgage Investors L.P. - Series 86 will include under Item 4 of the Form 8-K report it will file regarding the recent change of auditors. We agree with such statements made regarding our firm.

We have no basis to agree or disagree with other statements made under Item 4.

Very truly yours,

Hays & Company